Exhibit 99.1
Avantor® Reports Second Quarter 2023 Results

•Net sales of $1.74 billion, decrease of 8.7%; core organic decline of 6.5%
•Net income of ($7.3) million; Adjusted EBITDA of $343.0 million
•Diluted GAAP EPS of ($0.01); adjusted EPS of $0.28
•Operating cash flow of $168.2 million; free cash flow of $138.1 million
•Adjusted net leverage of 3.9X
RADNOR, Pa. – July 28, 2023 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, education and government, advanced technologies and applied materials industries, today reported financial results for the second quarter ended June 30, 2023.
“While market trends during the quarter, especially in biopharma, were more challenging than anticipated, we leveraged the Avantor Business System to drive productivity and control costs, enabling us to deliver adjusted EBITDA margin, earnings, and free cash flow performance in line with our guidance for the quarter,” said Michael Stubblefield, President and Chief Executive Officer.
“We are confident in our platform, market position and long-term growth outlook. We continue to take action to offset current headwinds, while making strategic investments in our portfolio, global footprint and innovation platform. These efforts will enable us to meet customer needs, capitalize on growth opportunities when market trends improve and enhance shareholder value over the long term,” added Stubblefield.
Second Quarter 2023
For the three months ended June 30, 2023, net sales were $1.74 billion, a decrease of 8.7% compared to the second quarter of 2022. Foreign currency translation had a favorable impact of 0.4% resulting in an organic sales decline of 9.1% and core organic sales (excluding COVID-19 headwinds) decline of 6.5%. Adjusted EBITDA was $343.0 million and adjusted EBITDA margin was 19.7%. Net income decreased to ($7.3) million from $187.4 million in the second quarter of 2022 and adjusted net income was $186.4 million as compared to $251.5 million in the comparable prior period.
Our net income was negatively impacted by a non-cash impairment expense of approximately $160 million recorded in the second quarter to reflect a reduction in the fair value of our Ritter assets, driven by persistently high customer inventory in the end markets served by Ritter and an overall slowdown in the research spending environment. We remain focused on realizing the long-term growth potential of this business by introducing new products and leveraging our channel to expand Ritter's customer base.
Diluted earnings per share on a GAAP basis was ($0.01), while adjusted EPS was $0.28.
Operating cash flow in the quarter was $168.2 million, while free cash flow was $138.1 million.
Adjusted net leverage was 3.9X as of June 30, 2023, and we repaid more than $400 million of total debt in the first half of 2023. We also upsized our revolver capacity in the quarter from $515 million to $975 million and extended the maturity to 2028.

Second Quarter 2023 – Segment Results
Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas

•Net sales were $1,025.6 million, a reported decrease of 11.3%, as compared to $1,156.6 million in the second quarter of 2022. Core organic sales decreased 8.8%.
•Adjusted EBITDA margin decreased approximately 95 basis points to 24.1%.

Europe

•Net sales were $606.9 million, a reported decrease of 2.7%, as compared to $623.8 million in the second quarter of 2022. Core organic sales decreased 1.8%.
•Adjusted EBITDA margin decreased approximately 80 basis points to 18.3%.

AMEA

•Net sales were $111.4 million, a reported decrease of 14.4%, as compared to $130.1 million in the second quarter of 2022. Core organic sales decreased 8.7%.
•Adjusted EBITDA margin decreased approximately 405 basis points to 23.7%.
Conference Call
We will host a conference call to discuss our results today, July 28, 2023 at 8:00 a.m. Eastern Time. The live webcast and presentation as well as a replay will be available on the investor section of Avantor's website.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 300,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.

Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

The non-GAAP financial measures used in this press release are sales growth on an organic basis, sales growth on a core organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.

•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses that have been owned for less than one year and changes in foreign currency exchange rates. Sales growth on a core organic basis eliminates from our organic growth the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•Adjusted EBITDA is to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) charges associated with the impairment of certain assets, (v) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net sales	$1,743.9	$1,910.5	$3,524.2	$3,860.9
Cost of sales	1,153.9	1,262.8	2,309.4	2,523.3
Gross profit	590.0	647.7	1,214.8	1,337.6
Selling, general and administrative expenses	357.5	352.1	751.1	735.0
Impairment charges	160.8	—	160.8	—
Operating income	71.7	295.6	302.9	602.6
Interest expense	(73.4)	(63.9)	(147.1)	(128.7)
Loss on extinguishment of debt	(1.6)	(6.1)	(3.9)	(7.9)
Other income, net	2.0	0.7	2.6	2.1
(Loss) income before income taxes	(1.3)	226.3	154.5	468.1
Income tax expense	(6.0)	(38.9)	(40.3)	(90.3)
Net (loss) income	(7.3)	187.4	114.2	377.8
Accumulation of yield on preferred stock	—	(8.1)	—	(24.2)
Net (loss) income available to common stockholders	$(7.3)	$179.3	$114.2	$353.6

(Loss) earnings per share:
Basic	$(0.01)	$0.28	$0.17	$0.56
Diluted	$(0.01)	$0.28	$0.17	$0.55
Weighted average shares outstanding:
Basic	675.3	644.2	675.0	627.2
Diluted	675.3	680.2	677.9	680.8

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$236.4	$372.9
Accounts receivable, net	1,216.0	1,218.4
Inventory	890.4	913.5
Other current assets	156.3	153.1
Total current assets	2,499.1	2,657.9
Property, plant and equipment, net	698.2	727.0
Other intangible assets, net	3,895.4	4,133.3
Goodwill	5,693.9	5,652.6
Other assets	276.7	293.5
Total assets	$13,063.3	$13,464.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$314.0	$364.2
Accounts payable	686.6	758.2
Employee-related liabilities	124.3	122.4
Accrued interest	49.3	49.9
Other current liabilities	375.9	364.1
Total current liabilities	1,550.1	1,658.8
Debt, net of current portion	5,570.3	5,923.3
Deferred income tax liabilities	662.8	731.4
Other liabilities	268.8	295.4
Total liabilities	8,052.0	8,608.9
Stockholders’ equity:
Common stock including paid-in capital	3,798.6	3,785.3
Accumulated earnings	1,284.6	1,170.4
Accumulated other comprehensive loss	(71.9)	(100.3)
Total stockholders’ equity	5,011.3	4,855.4
Total liabilities and stockholders' equity	$13,063.3	$13,464.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss) income	$(7.3)	$187.4	$114.2	$377.8
Reconciling adjustments:
Depreciation and amortization	102.6	89.7	203.7	204.2
Impairment charges	160.8	—	160.8	—
Stock-based compensation expense	9.2	13.0	21.9	23.7
Provision for accounts receivable and inventory	30.6	12.3	43.1	28.2
Deferred income tax benefit	(38.3)	(17.2)	(64.7)	(39.5)
Amortization of deferred financing costs	3.3	4.1	6.7	8.5
Loss on extinguishment of debt	1.6	6.1	3.9	7.9
Foreign currency remeasurement (gain) loss	(1.9)	1.2	(0.1)	(0.6)
Changes in assets and liabilities:
Accounts receivable	60.1	39.1	7.9	(98.2)
Inventory	(8.8)	(46.7)	(1.7)	(93.1)
Accounts payable	(75.0)	(0.8)	(74.4)	72.4
Accrued interest	9.9	9.1	(0.6)	(0.9)
Other assets and liabilities	(78.4)	(69.2)	(34.3)	(115.4)
Other, net	(0.2)	(0.6)	1.3	4.7
Net cash provided by operating activities	168.2	227.5	387.7	379.7
Cash flows from investing activities:
Capital expenditures	(30.1)	(36.3)	(58.1)	(60.8)
Cash paid for acquisitions, net of cash acquired	—	(4.9)	—	(20.2)
Other	0.7	0.1	1.4	0.4
Net cash used in investing activities	(29.4)	(41.1)	(56.7)	(80.6)
Cash flows from financing activities:
Debt borrowings	—	210.0	—	210.0
Debt repayments	(190.8)	(412.0)	(460.3)	(523.9)
Payments of debt refinancing fees and premiums	(2.3)	—	(2.3)	—
Payments of dividends on preferred stock	—	(16.3)	—	(32.4)
Proceeds received from exercise of stock options	2.1	5.9	4.7	11.6
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(5.2)	(8.1)	(13.3)	(13.0)
Net cash used in financing activities	(196.2)	(220.5)	(471.2)	(347.7)
Effect of currency rate changes on cash	(0.7)	(13.3)	4.1	(17.5)
Net change in cash, cash equivalents and restricted cash	(58.1)	(47.4)	(136.1)	(66.1)
Cash, cash equivalents and restricted cash, beginning of period	318.9	308.4	396.9	327.1
Cash, cash equivalents and restricted cash, end of period	$260.8	$261.0	$260.8	$261.0

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(7.3)	$187.4	$114.2	$377.8
Amortization	78.9	67.8	157.3	160.0
Loss on extinguishment of debt	1.6	6.1	3.9	7.9
Net foreign currency (gain) loss from financing activities	(1.6)	0.9	(1.8)	1.0
Other stock-based compensation benefit	(0.1)	(0.4)	—	(1.7)
Integration-related expenses[1]	(0.6)	3.3	8.1	7.2
Purchase accounting adjustments[2]	—	13.8	—	9.4
Restructuring and severance charges[3]	7.2	0.5	11.9	2.4
Reserve for certain legal matters	1.0	—	1.0	—
Impairment charges[4]	160.8	—	160.8	—
Income tax benefit applicable to pretax adjustments	(53.5)	(27.9)	(73.6)	(53.7)
Adjusted net income	186.4	251.5	381.8	510.3
Interest expense	73.4	63.9	147.1	128.7
Depreciation	23.7	21.9	46.4	44.2
Income tax provision applicable to Adjusted Net income	59.5	66.8	113.9	144.0
Adjusted EBITDA	$343.0	$404.1	$689.2	$827.2
━━━━━━━━━
1.Represents non-recurring direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Represents the non-cash reduction of contingent consideration related to the Ritter acquisition and the amortization of the purchase accounting adjustment to record inventory acquired from Masterflex at fair value.
3.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
4.Related to impairment of Ritter asset group.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Diluted (loss) earnings per share (GAAP)	$(0.01)	$0.28	$0.17	$0.55
Dilutive impact of convertible instruments	—	—	—	—
Fully diluted (loss) earnings per share (non-GAAP)	(0.01)	0.28	0.17	0.55
Amortization	0.12	0.10	0.23	0.24
Loss on extinguishment of debt	—	0.01	0.01	0.01
Net foreign currency (gain) loss from financing activities	—	—	—	—
Other stock-based compensation benefit	—	—	—	—
Integration-related expenses	—	—	0.01	0.01
Purchase accounting adjustments	—	0.02	—	0.01
Restructuring and severance charges	0.01	—	0.02	0.01
Reserve for certain legal matters	—	—	—	—
Impairment charges	0.24	—	0.24	—
Income tax benefit applicable to pretax adjustments	(0.08)	(0.04)	(0.12)	(0.08)
Adjusted EPS (non-GAAP)	$0.28	$0.37	$0.56	$0.75

Weighted average shares outstanding:
Diluted (GAAP)	675.3	680.2	677.9	680.8
Incremental shares excluded for GAAP	2.4	—	—	—
Share count for Adjusted EPS (non-GAAP)	677.7	680.2	677.9	680.8

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$168.2	$227.5	$387.7	$379.7
Capital expenditures	(30.1)	(36.3)	(58.1)	(60.8)
Free cash flow (non-GAAP)	$138.1	$191.2	$329.6	$318.9

Adjusted net leverage

(dollars in millions)	June 30, 2023
Total debt, gross	$5,936.2
Less cash and cash equivalents	(236.4)
	$5,699.8

Trailing twelve months Adjusted EBITDA	$1,432.7
Trailing twelve months ongoing stock-based compensation expense	45.6
	$1,478.3

Adjusted net leverage (non-GAAP)	3.9	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	June 30,		Reconciliation of reported change to organic and core organic change
			Reported change	Foreign currency impact	Organic	COVID -19	Core organic[1]
	2023	2022
Three months ended:
Americas	$1,025.6	$1,156.6	$(131.0)	$(1.2)	$(129.8)	$(28.3)	$(101.5)
Europe	606.9	623.8	(16.9)	11.1	(28.0)	(16.8)	(11.2)
AMEA	111.4	130.1	(18.7)	(2.4)	(16.3)	(5.1)	(11.2)
Total	$1,743.9	$1,910.5	$(166.6)	$7.5	$(174.1)	$(50.2)	$(123.9)
Six months ended:
Americas	$2,057.6	$2,300.0	$(242.4)	$(4.7)	$(237.7)	$(93.5)	$(144.2)
Europe	1,237.1	1,304.2	(67.1)	(21.7)	(45.4)	(40.8)	(4.6)
AMEA	229.5	256.7	(27.2)	(8.0)	(19.2)	(9.3)	(9.9)
Total	$3,524.2	$3,860.9	$(336.7)	$(34.4)	$(302.3)	$(143.6)	$(158.7)

1.Core organic sales growth eliminates from our organic growth the impact from the change in sales of COVID-19 related offerings from 2022 to 2023. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the "Organic" column.

Adjusted EBITDA

(in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Americas	$247.2	$289.8	$487.6	$584.0
Europe	111.2	119.3	232.9	262.7
AMEA	26.4	36.1	59.9	65.4
Corporate	(41.8)	(41.1)	(91.2)	(84.9)
Total	$343.0	$404.1	$689.2	$827.2

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.collins@avantorsciences.com
Source: Avantor and Financial News